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                                                                     Exhibit 5.2


               [LETTERHEAD OF GUERRERO, OLIVOS, NOVOA Y ERRAZURIZ]
                                A B O G A D O S

ROBERTO GUERRERO DEL RIO                           ROBERTO GUERRERO VALENZUELA
CARLOS OLIVOS MARCHANT                             ARTURO MARIN VICUNA
JOVINO NOVOA VASQUEZ                               SEBASTIAN GUERRERO VALENZUELA
HERNAN FELIPE ERRAZURIZ CORREA                     JOSE JOAQUIN LASO RICHARDS
JORGE DELPIANO KRAEMER                             GONZALO DELAVEAU SWETT
JIMENA BRONFMAN CRENOVICH                          RAUL H. CONTRERAS MEDINA
                                                   CLEMENTE PEREZ ERRAZURIZ
_______________________________                    ANDRES VON TEUBER CORRADI
                                                   PEDRO COURT SPIKIN
EDMUNDO GANA LEAY                                  JOSE MIGUEL RIED UNDURRAGA
ASESOR TRIBUTARIO                                  SEBASTIAN YUNGE EYZAGUIRRE
                                                   FERNANDA OTERO DOMINGUEZ
                                                   NICOLAS ROBESON SERRANO




                                                                   July 26, 2001



HQI Transelec Chile S.A.
Santa Rosa 76 - Piso 9
Santiago, Chile



Ladies and Gentlemen:

We have acted as special Chilean counsel to HQI Transelec Chile S.A., a stock corporation (SOCIEDAD ANONIMA) organized under the laws of the Republic of Chile (the "COMPANY"), in connection with the filing by the Company, under the Securities Act of 1933, as amended, of a registration statement on Form F-4 (the "REGISTRATION STATEMENT") with the United States Securities and Exchange Commission. Pursuant to the Registration Statement, up to $465,000,000 aggregate principal amount of the Company's outstanding 7 7/8% Senior Notes due 2011 (the "OUTSTANDING NOTES") are exchangeable for up to a like principal amount of the Company's 7 7/8% Senior Notes due 2011 (the "EXCHANGE NOTES"). The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an Indenture dated, as of April 17, 2001 (the "INDENTURE") between the Company and Bankers Trust Company, as trustee (the "TRUSTEE").

In our capacity as special Chilean counsel to the Company, we have examined the Registration Statement, the Indenture filed as Exhibit 4.2 to the Registration Statement, the Outstanding Notes, forms of the Exchange Notes contained in such Indenture and originals or copies certified or otherwise identified to our satisfaction of such documents as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

Based upon the foregoing, it is our opinion that the Exchange Notes which replace the Outstanding Notes have been duly authorized, executed and

               [LETTERHEAD OF GUERRERO, OLIVOS, NOVOA Y ERRAZURIZ]
                                A B O G A D O S


delivered by the Company under the laws of the Republic of Chile and, when the Exchange Notes are exchanged for the Outstanding Notes as contemplated in the Registration Statement, assuming they have been duly authenticated on behalf of the Trustee in accordance with the Indenture, the Exchange Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Exchange Notes contain no provisions that are contrary to Chilean law, regulations or public policy.

The opinions set forth in the above paragraph are qualified to the extent that we have assumed the due authorization, execution and delivery of the Indenture by the Trustee.

We are qualified to practice law in the Republic of Chile and we do not purport to express any opinion concerning any other laws.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement.

                  Very truly yours,

                  GUERRERO, OLIVOS, NOVOA Y ERRAZURIZ, Ltda..



                               /s/Jimena Bronfman